Exhibit 99.1

•MESTEK, INC.

260 North Elm Street Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed
(413) 568-9571

Westfield Massachusetts
April 29, 2005

        Mestek, Inc. (the “Company”) today announced that its majority-owned subsidiary, Omega Flex, Inc. (“Omega Flex”) filed a preliminary Registration Statement on Form 10 and accompanying Information Statement with the Securities and Exchange Commission (“SEC”) on April 29, 2005, starting the formal process which is expected to lead to the spin-off of the Company’s 86% interest in Omega Flex, pro rata to all of the Company’s public shareholders, as of a record date yet to be established (the “Spin-Off”). Following comment on the preliminary Registration Statement on Form 10 by the SEC, a definitive Registration Statement on Form 10 is expected to be filed, and shortly thereafter, the Spin-Off is expected to be implemented, whereupon it is also expected that Omega Flex will become a publicly traded, SEC-reporting company, listed on the NASDAQ National Market. The Company’s Board of Directors voted on March 8, 2005 to approve the Spin-Off. The Company’s Board will be meeting again following the Company’s Annual Meeting of Shareholders on May 24, 2005, and it is expected that a record date for the Spin-Off will be established at that meeting. There can be no assurances, however, that the Omega Flex Spin-Off transaction will be consummated.

        John E. Reed, Chairman and CEO of the Company, indicated as follows:

        “We are pleased to announce this next step in the process of implementing the spin-off, pro rata to all of the Company’s shareholders, of the Company’s 86% equity interest in its rapidly growing subsidiary, Omega Flex, Inc. Omega Flex is a leading manufacturer of flexible metal hose, utilizing its superior and proprietary technology to manufacture flexible metal hose for a number of applications, including TracPipe® flexible gas piping.

        We continue to believe that there are many relevant business purposes for such a spin-off, including the overall unlocking of shareholder value, the enabling of Omega Flex to attract and maintain a superlative management team with equity-related incentives, based on a publicly traded stock reflecting Omega’s unique contributions and the ability of Omega Flex to take advantage of some of the other debt and equity capital raising opportunities of a publicly traded company.”

        This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

        Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

        Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.